Exhibit 99.1

Sears Holdings Corporation

Unaudited Pro Forma Consolidated Financial Information

On July 7, 2015, Sears Holdings Corporation (“Holdings”) completed its rights offering and sale-leaseback transaction with Seritage Growth Properties (“Seritage”), a recently formed, independent publicly traded real estate investment trust (“REIT”). As part of the transaction, Holdings sold 235 properties to Seritage along with Holdings’ 50% interest in joint ventures with each of Simon Property Group, Inc., General Growth Properties, Inc., and The Macerich Company, which together hold an additional 31 properties. Holdings received aggregate gross proceeds from the transaction of $2.7 billion.

In connection with the transaction, Holdings has entered into agreements with Seritage under which Holdings will lease the substantial majority of the acquired properties, including those owned by the joint ventures, with the remaining properties being leased by Seritage to third parties. The master lease generally is a triple net lease with respect to the space occupied by Holdings, and Holdings has the obligation to pay rent, costs and expenses of operation, repair, and maintenance of the space occupied. The master lease has an initial term of ten years, and Holdings has, depending on the property, between three and four options for five-year renewals of the term. Under the terms of the master leases with Holdings, Seritage and the joint ventures have the right to recapture space from Holdings, allowing them to reconfigure and rent the recaptured space to third-party tenants over time. In addition, Holdings has certain rights to terminate the master lease with respect to properties that cease to be profitable for operation by Holdings.

In accordance with accounting standards related to sale-leaseback transactions, Holdings will recognize any loss on sale immediately, any gain on sale in excess of the present value of minimum lease payments immediately, and any remaining gain will be deferred and recognized in proportion to the related rent expense over the lease term.

The following unaudited pro forma consolidated statements of operations of Holdings for the fiscal year ended January 31, 2015 and for the 13 weeks ended May 2, 2015 are presented as if the rights offering and sale-leaseback had occurred as of February 2, 2014. The following unaudited pro forma condensed consolidated balance sheet as of May 2, 2015 assumes that the rights offering and sale-leaseback occurred on May 2, 2015.

The statements are presented based on information currently available, are intended for informational purposes only, and do not purport to represent what Holdings’ financial position and results of operations actually would have been had the rights offering and sale-leaseback occurred on the dates indicated, or to project Holdings’ financial performance for any future period. For example, Cost of sales, buying and occupancy assumes current occupancy levels in all locations. However, under the terms of the master lease, Seritage has the right to recapture up to approximately 50% of the space within a Sears or Kmart store (subject to certain exceptions), in addition to all of any automotive care centers which are freestanding or attached as “appendages” to the stores, and all outparcels or outlots, as well as certain portions of parking areas and common areas. Seritage also has the right to recapture 100% of the space within the Holdings main store located on each of 21 identified properties by making a specified lease termination payment to Holdings. In addition, Holdings has certain rights to terminate the master lease with respect to properties that cease to be profitable for operation by Holdings. Specifically, Holdings will have the right to terminate the master lease with respect to a property where the fixed rent (together with all other costs and expenses payable under the master lease) attributable to such property exceeds Holdings’ EBITDAR attributable thereto for any 12-month period beginning after the commencement of the lease and ending at the end of the most recent fiscal quarter, subject to certain limitations.

The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Holdings’ Form 10-K for the fiscal year ended January 31, 2015 and the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Holdings’ Form 10-Q for the quarterly period ended May 2, 2015.

The Historical column in the Unaudited Pro Forma Consolidated Statement of Operations and in the Unaudited Pro Forma Consolidated Balance Sheet reflects Holdings’ historical financial statements for the periods presented and does not reflect any adjustments related to the rights offering and sale-leaseback transaction.

The information in the Lands’ End Separation column in the Unaudited Pro Forma Consolidated Statements of Operations was derived from the Lands’ End business of Holdings’ historical financial statements for the periods presented. The separation of Lands’ End occurred on April 4, 2014 and therefore is already reflected in the Historical column of the Unaudited Pro Forma Consolidated Balance Sheet and the Unaudited Pro Forma Consolidated Statement of Operations for the 13 weeks ended May 2, 2015.

The information in the Sears Canada Disposition column in the Unaudited Pro Forma Consolidated Statement of Operations was derived from the Sears Canada segment of Holdings’ historical financial statements for the periods presented. The de-consolidation of Sears Canada Inc. occurred on October 16, 2014 and therefore is already reflected in the Historical column of the Unaudited Pro Forma Consolidated Balance Sheet and the Unaudited Pro Forma Consolidated Statement of Operations for the 13 weeks ended May 2, 2015.

The REIT transaction column in the Unaudited Pro Forma Consolidated Financial Statements reflects pro forma adjustments which are further described in the accompanying notes.

The Unaudited Pro Forma Consolidated Statements of Operations do not reflect the gain anticipated to be recognized as a result of completing the rights offering and sale-leaseback transaction as it is non-recurring.

Sears Holdings Corporation

Unaudited Pro Forma Consolidated Statement of Operations

Fiscal Year Ended January 31, 2015

millions, except per share data	Historical	Lands’ End Separation	Sears Canada Disposition	REIT Transaction	Notes	Pro Forma Holdings Operations
Merchandise sales and services	$31,198	$(222)	$(2,088)	$(17)	(a)	$28,871

Cost of sales, buying and occupancy	24,049	(135)	(1,586)	98	(b)	22,426
Selling and administrative	8,220	(77)	(603)	—		7,540
Depreciation and amortization	581	(3)	(49)	(91)	(c)	438
Impairment charges	63	—	(15)	—		48
Gain on sale of assets	(207)	—	(1)	—	(d)	(208)

Total costs and expenses	32,706	(215)	(2,254)	7		30,244

Operating loss	(1,508)	(7)	166	(24)		(1,373)
Interest expense	(313)	—	5	—		(308)
Interest and investment income	132	—	(38)	—		94
Other income	4	—	(4)	—		—

Loss before income taxes	(1,685)	(7)	129	(24)		(1,587)
Income tax expense	(125)	3	136	—	(e)	14

Net loss	(1,810)	(4)	265	(24)		(1,573)
Loss attributable to noncontrolling interests	128	—	(128)	—		—

NET LOSS ATTRIBUTABLE TO HOLDINGS’ SHAREHOLDERS	$(1,682)	$(4)	$137	$(24)		$(1,573)

Basic Loss Per Share	$(15.82)					$(14.80)

Diluted Loss Per Share	$(15.82)					$(14.80)

Weighted Shares Outstanding:
Basic	106.3					106.3
Diluted	106.3					106.3

See accompanying notes.

Sears Holdings Corporation

Unaudited Pro Forma Consolidated Statement of Operations

13 Weeks Ended May 2, 2015

millions, except per share data	Historical	REIT Transaction	Notes	Pro Forma Holdings Operations
Merchandise sales and services	$5,882	$(5)	(a)	$5,877

Cost of sales, buying and occupancy	4,364	25	(b)	4,389
Selling and administrative	1,681	—		1,681
Depreciation and amortization	122	(22)	(c)	100
Impairment charges	—	—		—
Gain on sale of assets	(107)	—	(d)	(107)

Total costs and expenses	6,060	3		6,063

Operating loss	(178)	(8)		(186)
Interest expense	(90)	—		(90)
Interest and investment loss	(18)	—		(18)
Other income	1	—		1

Loss before income taxes	(285)	(8)		(293)
Income tax expense	(18)	—	(e)	(18)

Net loss	(303)	(8)		(311)
Loss attributable to noncontrolling interests	—	—		—

NET LOSS ATTRIBUTABLE TO HOLDINGS’ SHAREHOLDERS	$(303)	$(8)		$(311)

Basic Loss Per Share	$(2.85)			$(2.92)

Diluted Loss Per Share	$(2.85)			$(2.92)

Weighted Shares Outstanding:
Basic	106.5			106.5
Diluted	106.5			106.5

See accompanying notes.

Sears Holdings Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of May 2, 2015

millions	Historical	REIT Transaction	Notes	Pro Forma Holdings Operations
ASSETS
Current assets
Cash and cash equivalents	$286	$2,582	(f)	$2,868
Accounts receivable	474	(15)	(g)	459
Merchandise inventories	5,054	—		5,054
Prepaid expenses and other current assets	249	16	(h)	265

Total current assets	6,063	2,583		8,646

Property and equipment, net	4,351	(1,546)	(i)	2,805
Goodwill	269	—		269
Trade names and other intangible assets	2,094	—		2,094
Other assets	513	—		513

TOTAL ASSETS	$13,290	$1,037		$14,327

LIABILITIES
Current liabilities
Short-term borrowings	$714	$—		$714
Current portion of long-term debt and capitalized lease obligations	73	—		73
Merchandise payables	1,685	—		1,685
Other current liabilities	1,912	72	(j)	1,984
Unearned revenues	804	—		804
Other taxes	371	—		371
Short-term deferred tax liabilities	480	—		480

Total current liabilities	6,039	72		6,111
Long-term debt and capitalized lease obligations	3,101	—		3,101
Pension and postretirement benefits	2,329	—		2,329
Sale-leaseback financing obligation	426	(426)	(k)	—
Deferred gain on sale-leaseback	—	828	(l)	828
Other long-term liabilities	1,859	(5)	(m)	1,854
Long-term deferred tax liabilities	718	(234)	(n)	484

Total Liabilities	14,472	235		14,707

Commitments and contingencies
DEFICIT
Total Deficit	(1,182)	802	(o)	(380)

TOTAL LIABILITIES AND DEFICIT	$13,290	$1,037		$14,327

See accompanying notes.

Sears Holdings Corporation

Notes to Unaudited Pro Forma Consolidated Financial Information

Note 1. Other Pro Forma Adjustments

(a)	Reflects the elimination of rental income from third party tenants at properties included in the REIT and joint ventures based on Holdings’ historical rental income. Pursuant to the transaction, the lease agreements with third party tenants were assigned to Seritage and the joint ventures.

(b)	Reflects rent expense pursuant to the leaseback of properties from Seritage and the joint ventures. Rent expense consists of straight-line rent expense of $191 million per year offset by amortization of a deferred gain recognized pursuant to the sale and leaseback of properties from Seritage and the joint ventures of $93 million per year. The master lease generally is a triple net lease with respect to the space occupied by Holdings, and Holdings has the obligation to pay rent, costs and expenses of operation, repair, and maintenance of the space occupied. Costs and expenses of operation, repair, and maintenance of the space occupied are included in Holdings’ historical financial information, and, therefore, a pro forma adjustment for such expenses has not been included.

(c)	Reflects the elimination of depreciation expense for properties included in the REIT and joint ventures based on Holdings’ historical depreciation expense.

(d)	Does not reflect the gain anticipated to be recognized as a result of completing the rights offering and sale-leaseback transaction as it is non-recurring. In accordance with accounting standards related to sale-leaseback transactions, Holdings will recognize any loss on sale immediately, any gain on sale in excess of the present value of minimum lease payments immediately, and any remaining gain will be deferred and recognized in proportion to the related rent expense over the lease term. Accordingly, at the transaction date, Holdings will recognize an immediate gain of $576 million, comprised of a gain of $692 million for the amount of gain on sale in excess of the present value of minimum lease payments, offset by a loss of $116 million for properties where the fair value was less than carrying value and write-off of lease balances related to third party leases that were assigned to Seritage and the joint ventures. The remaining gain of $927 million, of which $93 million is classified as current and $834 million is classified as noncurrent, will be deferred and recognized in proportion to the related rent expense over the lease term.

(e)	Holdings does not anticipate any federal income tax effect on the pro forma adjustments because any income tax benefit from the pro forma loss would be offset by an equal income tax expense from the establishment of a valuation allowance.

(f)	Reflects net cash proceeds Holdings’ received as a result of the rights offering and sale-leaseback transaction. The enterprise value of the properties and joint venture interests acquired by Seritage is $2.7 billion. The aggregate gross proceeds of $2.7 billion were reduced by $89 million for amounts held in escrow related to redevelopment and capital expenditures necessary for tenant occupancy, repairs and maintenance, and environmental remediation; $62 million for the pre-payment of rent and installment expenses pursuant to the master lease, pro-rated property taxes, and transfer taxes; offset by an increase of $15 million for various expenses reimbursed to Holdings.

(g)	Reflects elimination of amounts receivable from Seritage for reimbursement of various expenses to Holdings.

(h)	Reflects the pre-payment of rent and installment expenses of $27 million pursuant to the master lease, offset by the elimination of lease balances of $11 million related to third party leases that were assigned to Seritage and the joint ventures.

(i)	Reflects the elimination of property and equipment balances for properties included in the REIT and joint ventures based on Holdings’ historical net book value.

(j)

Reflects the current portion of the deferred gain recognized pursuant to the sale and leaseback of properties from Seritage and the joint ventures of $92 million and income taxes payable of $5 million for state and city income taxes resulting from the gain on the sale-leaseback transaction, offset by the elimination of property tax liabilities of $25 million as a result of pro-rated amounts for property taxes being withheld from the aggregate gross proceeds received upon closing the rights offering and sale-leaseback transaction and held in an escrow account for the benefit of Seritage.

(k)	Reflects the reversal of the sale-leaseback financing obligation related to the joint ventures. Because of our ownership interest in the joint ventures and continuing involvement in the properties, the joint venture transactions did not qualify for sale-leaseback accounting. Upon the sale of Holdings’ 50% interest in joint ventures with each of Simon Property Group, Inc., General Growth Properties, Inc., and The Macerich Company to Seritage, the continuing involvement through an ownership interest in the buyer-lessor no longer exists and the transaction qualifies for sales recognition. Accordingly, Holdings applied sale-leaseback accounting as further described in adjustment (l).

(l)	Reflects the non-current portion of the deferred gain recognized pursuant to the sale and leaseback of properties from Seritage and the joint ventures. The total gain as a result of the rights offering and sale-leaseback transaction is $1.5 billion. In accordance with accounting standards related to sale-leaseback transactions, Holdings will recognize any loss on sale immediately, any gain on sale in excess of the present value of minimum lease payments immediately, and any remaining gain will be deferred and recognized in proportion to the related rent expense over the lease term. Accordingly, assuming the rights offering and sale-leaseback transaction had occurred on May 2, 2015, Holdings would recognize an immediate gain of $573 million, comprised of a gain of $692 million for the amount of gain on sale in excess of the present value of minimum lease payments, offset by a loss of $119 million for properties where the fair value was less than carrying value and write-off of lease balances related to third party leases that were assigned to Seritage and the joint ventures. The remaining gain of $920 million, of which $92 million is classified as current and $828 million is classified as noncurrent, would be deferred and recognized in proportion to the related rent expense over the lease term.

(m)	Reflects the elimination of environmental remediation liabilities for properties included in the REIT and joint ventures based on Holdings’ historical reserve balances. Pursuant to the rights offering and sale-leaseback transaction, the amount of anticipated environmental remediation costs based on the results of environmental studies was held in an escrow account for the benefit of Seritage.

(n)	Reflects the reversal of deferred tax liabilities on certain indefinite-life assets. The gain on the sale-leaseback transaction includes an income tax benefit that will be realized on the deferred taxes related to indefinite-life assets associated with the properties sold to Seritage and the joint ventures.

(o)	Reflects the gain on sale of $573 million as further discussed in adjustment (k), the tax benefit of $234 million as further discussed in adjustment (n), and offset by income tax expense of $5 million as further discussed in adjustment (j). Holdings does not anticipate any additional federal income tax effect on the gain on sale of the properties to Seritage and the joint ventures because any tax provided would result in the recognition of an unbenefited net operating loss carryforward attribute due to our valuation allowance.